UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒        Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CHICAGO RIVET & MACHINE Co.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CHICAGO RIVET & MACHINE CO.

901 FRONTENAC ROAD

NAPERVILLE, ILLINOIS 60563

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 14, 2024

To the Shareholders of

CHICAGO RIVET & MACHINE CO.

Notice is hereby given that the Annual Meeting of Shareholders of CHICAGO RIVET & MACHINE CO., an Illinois corporation (the “Company”), will be held at the Company’s principal offices, 901 Frontenac Road, Naperville, Illinois, on Tuesday, May 14, 2024 at 10:00 A.M. (CDT), for the following purposes:

1. To elect the seven director nominees named in the proxy statement as directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and shall qualify;

2. To ratify the selection of Crowe LLP as the Company’s independent registered public accounting firm for 2024; and

3. To consider and act upon such other matters as may properly come before the meeting.

Shareholders of record at the close of business on March 18, 2024 will be entitled to notice of and to vote at this Annual Meeting of Shareholders and at any adjournments or postponements thereof. A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2023, which contains the Company’s audited financial statements, is enclosed.

You are requested to sign, date and return the accompanying proxy card in the enclosed envelope, whether or not you expect to attend the meeting in person. Your cooperation is respectfully solicited and appreciated.

By order of the Board of Directors

/s/ KIMBERLY A. KIRHOFER, Secretary

Naperville, Illinois

April 2, 2024

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE REQUEST THAT YOU EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 2024:

The proxy statement for the Annual Meeting of Shareholders and the accompanying Annual Report are available at www.chicagorivet.com/proxy2024. Among other things, the proxy statement contains information regarding:

•	the date, time, and location of the meeting;

•	a list of the matters being submitted to the shareholders of the Company; and

•	information concerning voting in person.

CHICAGO RIVET & MACHINE CO.

901 Frontenac Road

Naperville, Illinois 60563

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 14, 2024

This Proxy Statement is furnished to the holders of common stock, $1.00 par value per share (“Common Stock”), of Chicago Rivet & Machine Co., an Illinois corporation (the “Company”). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, May 14, 2024, at the Company’s principal offices, 901 Frontenac Road, Naperville, Illinois, at 10:00 A.M. (CDT), and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the “Notice”). The Company’s Annual Report to Shareholders for the year ended December 31, 2023, including the Company’s audited financial statements, this Proxy Statement, the Notice and the attached form of proxy are first being mailed to shareholders on or about April 2, 2024.

Each shareholder of record at the close of business on March 18, 2024, the record date stated in the Notice, is entitled to vote at the meeting and at any adjournments or postponements thereof. On the record date, there were outstanding 966,132 shares of Common Stock, each entitled to one vote. No shares of any other class of capital stock of the Company are outstanding.

A majority of the outstanding shares of Common Stock of the Company represented in person or by proxy will constitute a quorum at the Annual Meeting. The affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting is required for the election of directors and for the approval of all other matters that may properly come before the Annual Meeting. Abstentions and withheld votes are counted for purposes of determining the presence or absence of a quorum. Abstentions and withheld votes are counted as votes against a proposal. If a shareholder does not inform his or her broker as to how the shareholder’s shares are to be voted, the broker may not exercise its discretion in voting on any matter other than the ratification of Crowe LLP as the Company’s independent registered public accounting firm. A vote on any such matter will be labeled a broker “non-vote” and will be counted for purposes of establishing a quorum, but will have no effect on the outcome of any matter.

Any shareholder giving a proxy has the power to revoke it at any time prior to the exercise thereof by executing and delivering to the Secretary of the Company at the above address a subsequent proxy or a written notice of revocation of the proxy, or by attending the Annual Meeting and voting in person. In the absence of any contrary written direction in the proxy, each proxy will be voted for the election of the nominees for director named in this proxy statement and for the ratification of Crowe LLP as the Company’s independent registered public accounting firm for 2024.

Proxies will be solicited by mail and may also be solicited by personal interview, telephone and email. Solicitation will be made on a part-time basis by directors and officers of the Company and by other managerial employees, who will receive no compensation therefor other than their regular salary. The Company will arrange for brokerage houses, nominees and other custodians holding Common Stock of record to forward proxy soliciting material to the beneficial owners of such shares, and will reimburse such record owners for the reasonable out-of-pocket expenses incurred by them. The cost of the solicitation of proxies will be borne by the Company.

The Board of Directors of the Company does not intend to bring any matters before the Annual Meeting except those indicated in the Notice and as described in this Proxy Statement, and does not know of any matter which anyone else may properly present for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their best judgment on such matters.

PRINCIPAL SHAREHOLDERS

The persons listed in the table below are known by the Company to be beneficial owners of more than five percent of the Company’s outstanding Common Stock.

Name and Address	Number of Shares Beneficially Owned as of March 18, 2024	Percent of Class(1)

John A. Morrissey 222 N. LaSalle Street, Suite 2400 Chicago, IL 60601	90,446(2)	9.4%

Walter W. Morrissey Trust 27 Briarwood Lane South Oak Brook, IL 60523	84,120(3)	8.7%

Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746	63,219(4)	6.5%

(1)	The percent of class figures in this table and throughout this proxy statement are based upon 966,132 shares of Common Stock outstanding as of March 18, 2024.

(2)	As of March 18, 2024, John A. Morrissey beneficially owned 90,446 shares (9.4%) with sole voting and investment power.

(3)	As of March 18, 2024, the Walter W. Morrissey Trust beneficially owned 84,120 shares (8.7%) with sole voting and investment power.

(4)

Dimensional Fund Advisors LP (“Dimensional”) filed a Schedule 13G with the Securities and Exchange Commission (the “SEC”) on February 9, 2024 in which it reported that it beneficially owned 63,219 shares of Common Stock as of December 29, 2023. In its Schedule 13G, Dimensional stated that it is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, that it furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and that it serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (such investment companies, trust and accounts, collectively, the “Funds”). Dimensional reported in its Schedule 13G that, in its role as investment advisor, sub-advisor and/or manager, it or its subsidiaries may possess voting and/or investment power over the shares of Common Stock that are owned by the Funds, and may be deemed to be the beneficial owner of such shares. In its Schedule 13G, Dimensional further stated that all shares of Common Stock reported in its Schedule 13G are owned by the Funds and disclaimed beneficial ownership of such shares.

ELECTION OF DIRECTORS

Seven directors are to be elected at the Annual Meeting, to serve until the Company’s next Annual Meeting of Shareholders and until their successors shall have been elected and shall qualify. The Board of Directors believes that the persons named will be available, but, if any nominee is unable or unwilling to serve as director, the proxies will be voted for another individual selected by the Board of Directors.

In the election of directors, voting rights are cumulative, which means that each shareholder is entitled to as many votes as are equal to the number of his or her shares multiplied by the number of directors to be elected (seven). Each shareholder may cast all of such votes for one nominee or may distribute them among two or more nominees in his or her discretion. In the absence of any contrary written direction in the proxy, the proxy will confer discretionary authority on the persons named therein as representatives to cumulate votes selectively among the nominees in the manner just described.

The Nominating Committee recommended, and the Board of Directors selected the nominees for director named in this proxy statement. All of the nominees are currently directors of the Company. When considering whether the nominees have the experience, qualifications, attributes and skills to serve as a director of the Company, the Nominating Committee and the Board of Directors focused primarily on the biographical information set forth in the table below. With regard to Mr. Kent H. Cooney, the Board of Directors considered his significant management experience, expertise, and background with respect to accounting and financial matters. He is a Certified Public Accountant. He is also knowledgeable about the Company, and its operations, having served on the Board since 2004. With regard to Mr. Kurt Moders, the Board of Directors considered his management and operational experience in manufacturing, including his experience in markets similar to those served by the Company. With regard to Mr. James W. Morrissey, the Board of Directors considered his many years of experience as an attorney, especially his experience advising clients on matters relating to corporate governance, fiduciary duty, regulatory compliance and risk management. With respect to Mr. John L. Showel, the Board of Directors considered his experience with respect to financial matters, his professional role as a fiduciary and his overall business and legal background. He is also knowledgeable about the Company, and its operations, having served on the Board since 2013. With respect to Dr. Walter W. Morrissey, the Board of Directors considered his many years of experience assisting organizations with the development and implementation of strategic plans, revenue growth plans, financial models, organizational and operating design plans, and mergers and acquisitions. With regard to Ms. Karen G. Ong, the Board of Directors considered her significant management experience as a senior executive of a highly regulated institution, and her expertise and background with respect to financial and accounting matters. She is also a Certified Public Accountant. With regard to Mr. Gregory D. Rizzo, the Board of Directors considered his extensive experience in management and operational positions with a number of manufacturing companies, including his experience in managing businesses in markets similar to those served by the Company.

The Board of Directors unanimously recommends that shareholders vote FOR the election of the director nominees named in this Proxy Statement.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding the Board of Directors, the Board of Directors’ nominees for director and each executive officer of the Company named in the Summary Compensation Table, including their ages, principal occupations and beneficial ownership of common shares of the Company, and information regarding the beneficial ownership of such shares by all directors and executive officers of the Company as a group:

Name	Age	Principal Occupation	Served as a Director Since	Director Nominee	Number of Shares Beneficially Owned as of March 18, 2024	Percent of Class

Joel M. Brown (1)	56	Chief Financial Officer			—	—

Kent H. Cooney (2)	73	Private Investor	2004	X	100	*

Kurt Moders (3)	60	President of Kenmode Tool & Engineering, Inc.	2020	X	—	—

James W. Morrissey (4)	52	Attorney at Law	2020	X	4,000	*

Karen G. Ong (5)	52	President & Chief Operating Officer of Algonquin State Bank	2024	X	120	*

Gregory D. Rizzo (6)	58	Chief Executive Officer	2023	X	—	—

John L. Showel (7)	58	Portfolio Manager	2013	X	868	*

Dr. Walter W. Morrissey (8)	48	Managing Director Kaufman, Hall & Associates, LLC	2023	X	—	—

All directors and executive officers as a group					5,088	*

*	Less than 1%

(1)

Mr. Brown joined the Company in November of 2023 as Chief Financial Officer. Previously he held the position of Director, Accounting and Finance for MultiTech Industries, LLC since 2017. Prior to that, Mr. Brown held several positions in corporate finance, consulting and manufacturing. Mr. Brown holds a Bachelor of Science degree in Finance from Northern Illinois University and an MBA from DePaul University’s Kellstadt Graduate School of Business.

(2)

Mr. Cooney is a private investor who until January 2018 was Chief Financial Officer of Heldon Bay Limited Partnership (a closely held private investment partnership) for more than five years. He was a member of the Board of Directors of Golden Eagle Community Bank from 2013 to 2019. All of the shares listed as beneficially owned by Mr. Cooney are owned with sole voting and investment power.

(3)

Mr. Moders has been President of Kenmode Tool & Engineering, Inc. (a precision metal, stamping manufacturer) for more than five years. He is also a member of the Board of Directors of Algonquin State Bank.

(4)

Mr. James W. Morrissey, who was named non-executive chairman of the Board of Directors in February 2023, has been an attorney with the law firm of Vedder Price P.C. since 2000. Mr. Morrissey is a shareholder and Co-Chair of the Financial Institutions Group of Vedder Price. He is also a member of the Board of Directors of First Algonquin Company and a director of Algonquin State Bank. He is a cousin of directors John L. Showel and Dr. Walter W. Morrissey. Of the shares listed above as beneficially owned by Mr. James W. Morrissey, 1,000 shares are owned by him with sole voting and investment power and 3,000 shares are beneficially owned by him in joint tenancy with his wife, with shared voting and investment power.

(5)

Ms. Ong currently serves, and has served since July 2015, as President and Chief Operating Officer, and as Director, of Algonquin State Bank. She is a certified public accountant and previously worked for RSM and Grant Thorton and as Tax Director for MB Financial Bank. All of the shares listed as beneficially owned by Ms. Ong are owned with sole voting and investment power.

(6)

Mr. Rizzo joined the Company in May of 2023 as Chief Executive Officer and was appointed as a director of the Company on May 9, 2023. Previously he served as Vice President and General Manager of MacLean-Fogg for more than five years. Prior to MacLean-Fogg, Mr. Rizzo held various positions at Ford Motor Company, Magna International and TRW. Mr. Rizzo holds an engineering degree from the University of Michigan.

(7)

Mr. Showel has been the managing member of Como Asset Management II, LLC, the general partner of Maggiore Fund I, LP, for more than five years. He is also a member of the Board of Directors of First Algonquin Company and a director of Algonquin State Bank. Mr. Showel is a cousin of directors James W. Morrissey and Dr. Walter W. Morrissey. Of the shares listed above as beneficially owned by Mr. Showel, 68 shares are owned by him with sole voting and investment power, 400 shares are beneficially owned by him in joint tenancy with his wife, with shared voting and investment power, and 400 shares are held as custodian under UTMA for a minor child, with sole voting and investment power.

(8)

Dr. Walter W. Morrissey has been a Managing Director of the healthcare consultancy firm of Kaufman, Hall & Associates, LLC for more than five years. He is a member of the Board of Directors of Algonquin State Bank. Dr. Morrissey has also served on Santé Ventures Strategic Advisory Council, a healthcare venture capital firm. He is a cousin of directors James W. Morrissey and John L. Showel.

ADDITIONAL INFORMATION CONCERNING THE BOARD

OF DIRECTORS AND COMMITTEES

The Board of Directors has determined that Kent H. Cooney, Kurt Moders, James W. Morrissey, Karen G. Ong and John L. Showel are “independent directors” under the listing standards of NYSE American.

The Board of Directors of the Company held a total of four meetings during 2023.

The Company has standing audit, compensation, executive and nominating committees of the Board of Directors, as described below.

The Board of Directors has appointed an Audit Committee, which presently consists of Directors Kent H. Cooney, Karen G. Ong and John L. Showel, all of whom are “independent directors” under the rules of NYSE American and the heightened independence requirements of the rules of the SEC applicable to audit committee members. The Audit Committee is a separately designated committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Board of Directors has determined that each member of the Audit Committee is able to read and understand fundamental financial statements and that Mr. Cooney is qualified as an “audit committee financial expert,” as defined by the SEC pursuant to the Sarbanes-Oxley Act of 2002. Mr. Cooney’s background as described in footnote 2 on page 6 of this proxy statement, along with his training and experience as a CPA and former partner with the public accounting firm of RSM US LLP, provide the basis for this determination. The Audit Committee met four times during 2023. The duties of the Audit Committee include selecting the Company’s independent auditor, reviewing the arrangements and scope of the independent auditor’s examination, reviewing internal accounting procedures and controls, and reviewing the independence of the auditor in regard to the Company and its management. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is located on the Company’s website: www.chicagorivet.com.

The Board of Directors has also appointed a Compensation Committee, which presently consists of Directors James W. Morrissey, Kurt Moders and John L. Showel, all of whom are “independent directors” under the rules of NYSE American applicable to compensation committee members. The duties of the Compensation Committee include considering and recommending to the Board of Directors the compensation and benefits of the Chief Executive Officer. The Committee is solely responsible for developing its recommendations to the Board but the Committee may, in its discretion, solicit information from management of the Company. The Compensation Committee met two times during 2023. The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is located on the Company’s website: www.chicagorivet.com.

Director compensation for non-employee directors is determined by the Board of Directors.

The Board of Directors has also appointed an Executive Committee, which presently consists of Directors James W. Morrissey, Dr. Walter W. Morrissey, Gregory D. Rizzo and John L. Showel. Michael J. Bourg served on the committee until December 2023. Under the by-laws of the Company and the resolution of the Board of Directors appointing the Executive Committee, the Executive Committee has all of the authority of the Board of Directors in the management of the Company, except as otherwise required by law. The Executive Committee met eleven times during 2023.

The Board of Directors has also appointed a Nominating Committee, which presently consists of Directors Kent H. Cooney, Kurt Moders, James W. Morrissey and John L. Showel, each of whom are “independent directors” under the rules of NYSE American. The duties of the Nominating Committee include identifying individuals qualified to serve as directors of the Company and recommending to the Board of Directors nominees for the board and members of board committees. The Nominating Committee met twice in 2023. The Board of Directors has adopted a written charter for the Nominating Committee, a copy of which is located on the Company’s website: www.chicagorivet.com.

Consideration of Director Candidates Nominated by Shareholders

The Nominating Committee will consider director candidates recommended by shareholders pursuant to the delivery to the Company of proper notice of such nomination as provided in the Company’s Bylaws, as summarized below. In considering candidates submitted by shareholders, the Nominating Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate. The Nominating Committee may also take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held. As set forth in the Company’s Bylaws, in order to have a candidate properly considered by the Nominating Committee, a shareholder must submit the recommendation in writing and must include the following information:

•

The name and address of the shareholder and evidence of the person’s ownership of the Company’s stock, including the number of shares owned and the length of time of ownership; a description of all arrangements or understandings between such shareholder and the candidate and any other person or persons (including their names) pursuant to which the nomination is being made by such shareholder; a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the person; and any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act and the rules and regulations promulgated thereunder; and

•

The name, age, business and residence address of the proposed candidate; the person’s occupation or employment; the number of shares of capital stock of the Corporation owned beneficially or of record by the candidate; the candidate’s resume or a listing of his or her qualifications to be a director of the Company; any other information relating to the candidate that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act and the rules and regulations promulgated thereunder; and the person’s written consent to be named as a director nominee if selected by the Nominating Committee and nominated by the Board and to serve as a director if elected by the shareholders.

The shareholder recommendation and information described above must be sent to the Corporate Secretary at 901 Frontenac Road, Naperville, IL 60563 and must be received by the Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the mailing of the Company’s proxy statement in connection with the previous year’s annual meeting of shareholders.

The Nominating Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board of Directors’ oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Nominating Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. The Nominating Committee also seeks to have the Board of Directors represent a diversity of backgrounds and experience.

The Nominating Committee identifies potential nominees by asking current directors and executive officers to notify the Nominating Committee if they become aware of persons, meeting the criteria described above, including business and civic leaders in the communities in which the Company’s facilities are located. The Nominating Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above and set forth in the Company’s Bylaws, the Nominating Committee will also consider candidates properly recommended by shareholders.

Once a person has been identified by the Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors, the Nominating Committee requests information from the candidate, reviews the person’s accomplishments and qualifications and conducts one or more interviews with the candidate. Nominating Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s qualifications. The Nominating Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder.

It is Company policy that each of our directors attends the Annual Meeting. All of our directors were in attendance at the 2023 Annual Meeting of Shareholders.

Board Leadership Structure and Risk Management

Walter W. Morrissey served as Chairman of the Board of Directors and as the Company’s Chief Executive Officer from May 2020 until his passing in December 2022. Prior to that he served as a director of the Company since 1972. In February 2023, the Board of Directors named director James W. Morrissey as non-executive Chairman of the Board. While the Board of Directors does not have a lead independent director other than Mr. Morrissey as non-executive Chairman, the independent directors on the Board of Directors meet separately regularly and rotate responsibility for chairing these separate sessions of the independent directors.

The Audit Committee is primarily responsible for overseeing the Company’s risk management process on behalf of the Board of Directors. The Audit Committee periodically meets with the Company’s senior management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee reports regularly to the full Board of Directors, which also considers the Company’s risk profile. While the Audit Committee and the full Board of Directors oversee the Company’s risk management, the Company’s management is responsible for the implementation of the Company’s risk management guidelines and policies and the Company’s day-to-day risk management process.

Shareholder Communications with Directors

The Board has established a process to receive communications from shareholders. Shareholders may contact any member (or all members) of the Board or the non-management directors as a group, any Board committee or any chair of any such committee by mail. To communicate with the Board of Directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at 901 Frontenac Road, Naperville, IL 60563.

With the exception of material that is in the nature of advertising, promotions of a product or service, or patently offensive material as determined by the Corporate Secretary, all communications received as set forth in the preceding paragraph will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

Policy Regarding Related Person Transactions

The Audit Committee has adopted a policy regarding related person transactions. For the purposes of this policy, a “Related Person Transaction” is a transaction, arrangement, or relationship in which the Company was, is, or will be a participant and the amount involved exceeds $120,000, and in which any “Related Person” had, has, or will have a direct or indirect material interest. A “Related Person” means: (i) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; (ii) any person who is known to be the beneficial owner of more than 5% of the Company’s common stock; (iii) any immediate family member of any of the foregoing persons; and (iv) any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. Any Related Person Transaction, identified as such prior to consummation, shall be consummated or amended only if approved in accordance with the policy.

The Secretary, in concert with the Chief Financial Officer, will assess whether the proposed transaction is a Related Person Transaction for purposes of the policy. If it is determined that the proposed transaction is a Related Person Transaction, the proposed transaction shall be submitted to the Audit Committee for consideration at the next committee meeting or, in those instances in which the Secretary, in consultation with the Chief Financial Officer, determines that it is not practicable or desirable for the Company to wait until the next Audit Committee meeting, to the chairman of the Audit Committee (who has been delegated authority to act between committee meetings). The Audit Committee, or where submitted to the chairman of the Audit Committee, the chairman, shall consider all of the relevant facts and circumstances available to the committee or the chairman, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director’s independence in the event the Related Person is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder, or executive officer; (iii) the availability of other suppliers or customers for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally. The Audit Committee (or the chairman) shall approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the committee (or the chairman) determines in good faith.

At the Audit Committee’s first meeting of each fiscal year, the committee shall review any previously approved Related Person Transactions that remain ongoing and have a remaining term or remaining amounts payable to or receivable from the Company. Based on all relevant facts and circumstances, taking into consideration the Company’s contractual obligations, the committee shall determine if it is in, or not inconsistent with, the best interests of the Company and its shareholders to continue, modify, or terminate the Related Person Transaction. The policy also contains procedures to ratify any Related Person Transaction not previously approved in accordance with the policy.

Hedging

The Company does not have any practices or policies regarding hedging with respect to equity securities of the Company by employees or directors of the Company. Employees and directors of the Company are generally permitted to purchase financial instruments, or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities of the Company.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

The Company is a fastener industry leader that manufactures rivets, standard and specialty cold-formed fasteners, screw machine products and automated assembly equipment, primarily for the automotive industry. The fastener industry is characterized by intense competition for customers, market share and executive talent. The objective of the Executive Compensation Program of the Company (the “Program”) is to align compensation with business objectives and performance to enable the Company to attract, retain, and reward key executives whose contributions are critical to ensuring the long-term success of the Company and increasing profitability, thereby enhancing shareholder value. The following principles guided compensation decisions for key executives of the Company: compensation opportunity is related to performance; compensation decisions are designed to achieve financial objectives, build shareholder value and reward individual and corporate performance; compensation is competitive and equitable; and the proportion of total pay that is at risk against individual and Company performance objectives increases with the more senior positions.

We believe that these objectives are attainable through a compensation package that contains two key elements of compensation: base salary and cash bonuses.

Base salaries for executives are established based upon the executive’s qualifications and experience, scope of responsibilities and past performance. Base salaries are reviewed and adjusted from time to time after taking into account corporate and individual performance, as well as market levels for positions with similar responsibilities. In setting 2023 base salaries, the Compensation Committee considered, among other things, competitive salary scales, changes in responsibilities and duties, the contributions of each officer toward the long-term growth and profitability of the Company and the economic environment.

Cash bonuses are intended to reward individual contributions to the Company’s overall performance during the year and can therefore be highly variable from year to year. Such bonuses are awarded based upon the subjective evaluation by the Board of Directors based upon a recommendation of the Compensation Committee of each executive’s contribution towards the Company’s overall success. In determining the amount of bonuses for 2023, the Compensation Committee considered, among other things, the Company’s operating results and individual contributions related to operational improvements.

The Chicago Rivet & Machine Co. Profit Sharing Trust (the “Employees’ Trust”) is a part of the Chicago Rivet & Machine Co. Profit Sharing Plan (the “Plan”) established by the Company for the benefit of its employees. Participants eligible to share in Company contributions include all employees of the Company who have completed one year of service with the Company.

The Company makes discretionary contributions to the Employees’ Trust based on the Company’s judgment. The Company’s contributions are allocated among eligible participants in proportion to their respective compensation, subject to statutory limitations.

Each participant has a balance in the Employees’ Trust consisting of the participant’s share of Company contributions, amounts forfeited by other participants and investment earnings. Each participant’s balance vests over a five-year period, beginning with the second year of employment. Full vesting also occurs, regardless of length of employment, when a participating employee reaches normal retirement age, dies or becomes permanently and totally disabled.

The Plan also contains a 401(k) feature pursuant to which participants may elect to have a portion (up to 60%) of their compensation (but not to exceed the maximum permitted by law) contributed to the Employees’ Trust in lieu of receiving it in cash. Each eligible employee, for this purpose, becomes a participant following completion of two months of employment. These contributions are always fully vested and nonforfeitable.

Contributions received by the Employees’ Trust are held by the Trustee and invested in accordance with participants’ investment directions among certain investment funds selected by the administrative committee and sponsored by the Trustee.

Distributions of a participant’s vested balance are made on termination of employment, or later, if the participant so requests, subject to certain limitations. Distributions are made in a lump sum. Participants may request a loan from the Plan of an amount that does not exceed the lesser of 50% of the participant’s 401(k) account balance or $50,000.

At its 2022 Annual Meeting of Shareholders, the Company conducted a non-binding “say-on-pay” vote to approve the compensation of its executive officers. The Company has taken the result of that vote (in which approximately 93% of voting shareholders approved of the compensation program) into account in determining to generally continue with its existing executive compensation program. At its 2019 Annual Meeting of Shareholders, the Company conducted a non-binding “say-on-frequency” vote regarding whether the “say-on-pay” vote would be held at one, two or three year intervals. As a majority of the shareholders voting on the proposal voted in favor of a three year interval, the Company has determined to conduct its “say-on-pay” votes at three year intervals. Accordingly, the next “say-on-pay” vote will be submitted to shareholders at the 2025 annual meeting.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Company’s CEO or any of the four other most highly compensated executive officers. Certain performance-based compensation, however, is exempt from the deduction limit. Given the amount of compensation paid the CEO and the four other most highly compensated executive officers, the limits on deductibility of Section 162(m) of the Code are not currently applicable to the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis contained in this Proxy Statement and has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement. This report is submitted on behalf of the members of the Compensation Committee:

James W. Morrissey

Kurt Moders

John L. Showel

Summary Compensation Table

The Summary Compensation Table below includes individual compensation information regarding compensation of all individuals serving during the fiscal year ended December 31, 2023 as the Company’s principal executive officer and executive officers of the Company whose total compensation for such fiscal year exceeded $100,000.

The Company does not provide stock awards, option awards, other long-term incentive plan awards or defined benefit pension or non-qualified deferred compensation to its executive officers.

				All Other
Name and Principal Position	Year	Salary	Bonus	Compensation	Total
Gregory D. Rizzo (1)
Chief Executive Officer	2023	$203,779	$26,000	$978	$230,757

Michael J. Bourg (2)	2023	$301,176	$10,000	$6,792	$317,968
Former President, Chief Operating Officer and Treasurer	2022	$303,707	$10,000	$14,976	$328,683

(1)	Mr. Rizzo became Chief Executive Officer in May 2023. All Other Compensation includes premiums paid by the Company on term life insurance for the benefit of Mr. Rizzo.
(2)

Mr. Bourg retired in December 2023. All Other Compensation includes premiums paid by the Company on term life insurance for the benefit of Mr. Bourg of $2,772 for both 2023 and 2022 and a contribution by the Company to the Employees’ Trust of $4,897 for 2022.

2023 Director Compensation Table

The table below summarizes the compensation paid by the Company to non-employee Directors for the year ended December 31, 2023.

Name	Fees Earned or Paid in Cash	All Other Compensation	Total
Kent H. Cooney	$18,200	—	$18,200
Kurt Moders	$16,200	—	$16,200
James W. Morrissey	$31,300	—	$31,300
Dr. Walter W. Morrissey	$19,766	—	$19,766
John L. Showel	$34,100	—	$34,100

Directors of the Company who are also officers or employees receive no compensation for their services as directors or as members of any committee of the Board of Directors, apart from their regular compensation for service as such officers or employees. Accordingly, Gregory D. Rizzo, Chief Executive Officer, and Michael J. Bourg, the Company’s former President, Chief Operating Officer and Treasurer are not included in this table as they received no compensation for their services as directors. The compensation received by Messrs. Rizzo and Bourg is shown in the Summary Compensation Table on page 15 of this Proxy Statement.

Each director who is not an officer of the Company receives a director’s fee of $9,000 per year and a $1,500 fee for attendance at each meeting of the Board of Directors. Each member of the Audit Committee receives a $600 fee for attendance at each meeting of the Audit Committee. Each member of the Nominating Committee and the Compensation Committee receives a fee of $400 for attendance at each such meeting. Each member of the Executive Committee who is not an officer of the Company receives an additional fee of $10,000 per year and a $500 fee for attendance at each meeting of the Executive Committee. The Company does not provide stock awards, option awards, other long-term incentive plan awards or defined benefit pension or non-qualified deferred compensation to its directors.

PAY VERSUS PERFORMANCE

This section provides information, as required by Item 402(v) of the SEC’s Regulation S-K, about the relationship between executive compensation actually paid (determined as prescribed by such Item 402(v)) and certain financial performance measures for the Company for each of the last three completed fiscal years. The information in this section is presented in accordance with the scaled disclosure rules applicable to smaller reporting companies. The Compensation Committee did not consider this pay versus performance disclosure when making its compensation decisions for any of the years shown.

The Pay versus Performance table below shows the compensation of those individuals who served as our principal executive officer (“PEO”) during each fiscal year and the average compensation of the non-PEO named executive officers as previously reported in our Summary Compensation Table (“SCT”), as well as their “compensation actually paid,” or “CAP,” as calculated pursuant to SEC rules, for the 2021, 2022 and 2023 fiscal years.

Year	SCT total for PEO (Gregory D. Rizzo)	SCT total for PEO (Michael J. Bourg)	SCT total for PEO (Walter W. Morrissey)	CAP to PEO (Gregory D. Rizzo)(1)	CAP to PEO (Michael J. Bourg)(1)	CAP to PEO (Walter W. Morrissey)(1)	Average SCT total for non-PEO named executive officers(2)	Average CAP to non-PEO named executive officers(2)	Value of initial fixed $100 investment based on total shareholder return	Net Income/ (Loss)
2023	$230,757	$317,968	—	$230,757	$317,968	—	—	—	$84.78	$(4,401,584)
2022	—	$328,683	$316,078	—	$328,683	$316,078	—	—	$132.94	$2,867,629
2021	—	—	$356,175	—	—	$356,175	$356,133	$356,133	$118.81	$1,113,472

(1)

The dollar amounts reported as compensation actually paid to Mr. Rizzo, who was a PEO for part of 2023, Mr. Bourg, who was a PEO for part of 2023 and 2022, and Mr. Morrissey, who was a PEO for part of 2022 and for 2021, represent in each case the amount of compensation actually paid as computed in accordance with Item 402(v) of Regulation S-K. No amounts were added to or deducted from summary compensation table total compensation in the determination of compensation actually paid in accordance with Item 402(v) of Regulation S-K.

(2)

In 2023, there were no named executive officers other than Mr. Bourg, who was the Company’s PEO until May 2023, and Mr. Rizzo, who became the Company’s Chief Executive Officer (PEO) in May 2023. In 2022, there were no named executive officers other than Mr. Morrissey, who was the Company’s Chairman and Chief Executive Officer (PEO) until his death on December 10, 2022, and Mr. Bourg, the Company’s President, Chief Operating Officer and Treasurer, who became the PEO after Mr. Morrissey passed away on December 10, 2022. In 2021, Mr. Bourg was the only named executive officer other than the PEO. No amounts were added to or deducted from summary compensation table total compensation in the determination of compensation actually paid in accordance with Item 402(v) of Regulation S-K.

The following graphs are presented in accordance with Item 402(v) of Regulation S-K to describe the relationships between compensation actually paid and cumulative total shareholder return and between compensation actually paid and net income:

Compensation Actually Paid and Cumulative Total Shareholder Return

Compensation Actually Paid and Net Income

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of Kent H. Cooney, Karen G. Ong and John L. Showel, all of whom are “independent directors” as defined by the rules of NYSE American and the heightened independence requirements of the rules of the SEC applicable to audit committee members. The Audit Committee operates under a charter approved by the Board of Directors.

Management is responsible for the Company’s financial statements and the financial reporting process and has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Audit Committee is responsible for oversight of these processes. The Audit Committee has reviewed and discussed the financial statements with members of management and with the independent accountants. The Audit Committee, in addition to reviewing with the independent auditors their opinion on the conformity of the audited financial statements with generally accepted accounting principles, discussed their judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as the standards of the Public Company Accounting Oversight Board (United States) required to be discussed with the Audit Committee.

Further, the Audit Committee has discussed with the independent accountants the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee received the written disclosures and the letter from the independent accountants required by the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the Audit Committee concerning independence and discussed with the independent accountant its independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for 2023 for filing with the SEC. The Audit Committee has selected Crowe LLP for engagement as independent accountants for 2024.

Kent H. Cooney

Karen G. Ong

John L. Showel

March 28, 2024

RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

The firm of Crowe LLP served as the Company’s independent registered public accounting firm for the year ended December 31, 2023. A representative of that firm is expected to be present at the Company’s 2024 Annual Meeting of Shareholders with the opportunity to make a statement, if so desired, and to be available to respond to appropriate questions.

The Audit Committee has selected Crowe LLP to serve as the Company’s independent registered public accounting firm for 2024.

The Company is asking shareholders to ratify the selection of Crowe LLP as the Company’s independent registered public accounting firm for 2024. Although ratification is not required by the Company’s by-laws or otherwise, the Board of Directors is submitting the selection of Crowe LLP to the Company’s shareholders for ratification as a matter of good corporate practice. Should the shareholders fail to provide such ratification, the Audit Committee will reconsider its selection of Crowe LLP as the Company’s independent registered public accountants for 2024. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

The Board of Directors unanimously recommends that you vote FOR the proposal to ratify the selection of Crowe LLP as the Company’s independent registered public accounting firm for 2024.

Audit and Non-Audit Fees

The following table shows the fees for professional audit services provided by Crowe LLP for the audit of the Company’s annual financial statements for fiscal years 2022 and 2023.

	2022	2023
Audit Fees (1)	$262,465	$334,829
Audit-Related Fees	19,800	19,095
Tax Fees	—	—
All Other Fees	—	—

Total	$282,265	$353,924

(1)

Audit Fees: Fees for the professional services rendered for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s 10-Q filings, and services normally provided in connection with statutory and regulatory filings or engagements.

The engagement of Crowe LLP in connection with the annual audit of the Company’s financial statements, the reviews of the financial statements included in the Company’s quarterly reports and tax services, if any, were approved by the Audit Committee before the service was provided. It is the policy of the Audit Committee that all services to be performed by the Company’s independent registered public accounting firm be approved in advance of the commencement of such services.

OTHER MATTERS

It is not presently expected that any matters other than the election of directors and ratification of the independent auditor will be brought before the meeting. If, however, other matters do come before the meeting, it is the intention of the persons named as representatives in the accompanying proxy to vote in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Shareholder proposals for inclusion in proxy materials for the Company’s 2025 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must be received by the Company at the Company’s principal executive offices by December 1, 2024. The Company’s by-laws require that shareholder proposals made outside of Rule 14a-8 and shareholder nominees for election as a director must be submitted in accordance with the requirements of the by-laws, not later than December 31, 2024 and not earlier than December 1, 2024. However, if the 2025 Annual Meeting of Shareholders is called for a date not within 30 days before or after such anniversary date, such proposals must be received by the Company not later than the close of business on the 10th day following the date notice of the 2025 Annual Meeting of Shareholders was mailed or a public announcement of the date of the 2025 Annual Meeting of Shareholders was made, whichever first occurs. To be in proper written form, a shareholder proposal or nomination must set forth the information prescribed in the Company’s by-laws.

In addition, under the SEC’s universal proxy rules, a shareholder intending to solicit proxies in support of director nominees other than the Company’s nominees for the 2025 Annual Meeting must provide notice to the Company in accordance with Rule 14a-19 under the Exchange Act no later than March 10, 2025, except that, if the 2025 Annual Meeting is called for a date that is more than 30 days before or more than 30 days after the first anniversary of the Annual Meeting, then such notice must be provided by the later of 60 days prior to the date of the 2025 Annual Meeting of Shareholders or the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting of Shareholders is first made by the Company. The notice requirements under the SEC’s universal proxy rules are in addition to the applicable advance notice requirements under the Company’s by-laws as described above.

ANNUAL REPORT ON FORM 10-K

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2023, FILED BY THE COMPANY WITH THE SEC, WITHOUT EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER OF RECORD OR BENEFICIAL OWNER OF SHARES OF THE COMPANY’S COMMON STOCK UPON WRITTEN REQUEST TO THE SECRETARY, CHICAGO RIVET & MACHINE CO., 901 FRONTENAC ROAD, NAPERVILLE, ILLINOIS 60563.

By order of the Board of Directors

/s/ KIMBERLY A. KIRHOFER, Secretary

Naperville, Illinois

April 2, 2024

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

CHICAGO RIVET & MACHINE CO.

2024 Annual Meeting of

Shareholders

May 14, 2024

10:00 A.M. local time

This Proxy is Solicited On Behalf

Of The Board Of Directors

Please Be Sure To Mark, Sign, Date and Return Your Proxy Card

in the Envelope Provided

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY	Please mark your votes like this	☒
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. Election of all nominees listed to the Board of Directors, except as noted (write the names of the nominees, if any, for whom you withhold authority to vote). Nominees:	FOR all Nominees listed below ☐	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed below) ☐

(1) Kent H. Cooney	(5) Karen G. Ong

(2) Kurt Moders	(6) Gregory D. Rizzo

(3) James W. Morrissey	(7) John L. Showel

(4) Walter W. Morrissey, M.D.

2. To ratify the selection of Crowe LLP as the Company’s independent registered public accounting firm for 2024.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. The proxies are authorized to vote in their discretion upon such other matters as may properly come before the meeting.

INSTRUCTION: To withhold authority to vote for any individual, write that nominee’s name in the space provided below:

Except with respect to any nominee for whom authority to vote is withheld, a vote FOR ALL NOMINEES includes discretionary authority (i) to cumulate votes selectively among the nominees, and (ii) to vote for a substituted nominee if any of the nominees listed becomes unable or unwilling to serve.

CONTROL NUMBER

Signature                  Signature,  if held jointly                    Date      , 2024.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CHICAGO RIVET & MACHINE CO.

901 Frontenac Road, Naperville, Illinois 60563

The undersigned hereby constitutes and appoints James W. Morrissey and Gregory D. Rizzo, and each of them, as the proxies and representatives of the undersigned, with full power of substitution, to vote all shares of common stock of Chicago Rivet & Machine Co. which the undersigned would be entitled to vote, with all powers which the undersigned would have if personally present, at the Annual Meeting of Shareholders to be held on May 14, 2024, and at any adjournments or postponements thereof, as designated on the reverse side.

You can view the Annual Report and Proxy Statement on the internet at

www.chicagorivet.com/proxy2024.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR THE RATIFICATION OF CROWE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024.

(Continued and to be marked, dated and signed, on the other side)